UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2025
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1 S Wacker Dr, Suite 3210
Chicago, Illinois, 60606
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (312) 878-4860

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.
On January 11, 2017, Strategic Realty Trust, Inc. (the “Company”), through its wholly owned subsidiary, purchased certain property located in the Silverlake neighborhood known as the Silverlake Collection in Los Angeles, California (“Silverlake Collection”).
On December 20, 2024, the due diligence period expired under the purchase and sale agreements and escrow instructions for the sale of the Silverlake Collection by and between the property owning subsidiary of the Company and Emerald Peak Investments, LLC. The purchaser is unaffiliated with the Company or its advisor.
On February 7, 2025, the Company consummated the disposition of the Silverlake Collection for approximately $12.4 million in cash, before customary closing and transaction costs of approximately $1.4 million. Upon disposition the Company repaid the outstanding loan from PHP Holding Company VI, LLC in the amount of $8.7M, including accrued interest and the Silverlake Collection was released as security from the deed of trust. The sale of the Silverlake Collection represented the final sale of assets for the Company in its Plan of Liquidation that was approved on August 23, 2023.
Item 8.01. Other Events
Articles of Dissolution
Pursuant to the Company’s plan of complete liquidation and dissolution, approved by the Company’s stockholders on August 23, 2023, the Company anticipates filing its articles of dissolution with the State Department of Assessments and Taxation of Maryland on or about February 26, 2025. In addition, on February 21, 2025 , the Company intends to direct its transfer agent to close the Company’s stock transfer books and at such time cease recording stock transfers except by will, intestate succession or by operation of law.
Liquidating Distribution

The Company has completed the sale of all of its remaining operating assets and the repayment in full of all of its outstanding indebtedness, and is in the process of completing the payment of its remaining liabilities and other obligations, the winding down of operations and dissolution of the Company pursuant to the plan of complete liquidation and dissolution. The Company can provide no assurances as to the ultimate timing of its final liquidating distribution and complete liquidation and dissolution of the Company; however, based on the current status of the implementation of the plan of liquidation, the Company anticipates paying its final liquidating distribution shortly after filing its articles of dissolution. Stockholders are advised to review their account information for accuracy in advance of such payment.

Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the timing of liquidating distributions the Company will ultimately pay to its stockholders including, among other factors, unanticipated events that may cause purchasers of the Company’s properties to make a claim against the Company. There are no guarantees that the Company will be able to successfully complete the implementation of its plan of complete liquidation and dissolution.
Forward-looking statements also depend on the risks identified in in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024.

Item 9.01. Financial Statements and Exhibits.
(b) Pro forma financial information.
The pro forma financial information of the Company as adjusted to give effect to the sale of the Silverlake Collection is presented in the unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
(d) Exhibits
99.1    Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: February 13, 2025	By:	/s/ Ryan Hess
Ryan Hess
Chief Financial Officer